                                                                   EXHIBIT 10.10

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                            DISTRIBUTION AGREEMENT
                            ----------------------

     THIS DISTRIBUTION AGREEMENT ("Agreement"), is entered into this 15th day of May, 1997, by and between INGRAM MICRO INC. ("Ingram"), a Delaware corporation, having its principal place of business at 1600 E. St. Andrew Place, Santa Aria, California 92705, and RAMP NETWORKS ("Vendor"), a California corporation, having its principal place of business at 3180 De La Cruz Blvd., Suite 200, Santa Clara, California 95054. The parties desire to and hereby do enter into a distributor/supplier relationship, the governing terms and mutual promises of which are set out in this Agreement.

     1.   DISTRIBUTION RIGHTS.
          -------------------

          1.1  Territory.  Vendor grants to Ingram, including its affiliates for
               ---------
resale, and Ingram accepts, the non-exclusive right to distribute worldwide all computer products produced and/or offered by Vendor ("Product") during the term of this Agreement. Ingram shall have the right to purchase, sell and ship to any reseller within the territory or to Ingram's affiliate, or at Vendor's option Ingram's affiliate may purchase direct from Vendor.

          1.2  Product.  Vendor agrees to make available and to sell to Ingram
               -------
such Product as Ingram shall order from Vendor at the prices and subject to the terms set forth in this Agreement. Ingram shall not be required to purchase any minimum amount or quantity of the Product.

     2.   TERM AND TERMINATION.
          --------------------

          2.1  Term.  The initial term of this Agreement is one (1) year.
               ----
Thereafter the Agreement will automatically renew for successive one (1) year terms, unless it is earlier terminated.

          2.2  Termination.
               -----------

               (a) Either party may terminate this Agreement, with or without cause, by giving thirty (30) days written notice to the other party.

               (b) Either party may immediately terminate this Agreement with written notice if the other party:

                   (i) materially breaches any term of this Agreement and such breach continues for thirty (30) business days after written notification thereof, or

                   (ii) ceases to conduct business in the normal course, becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any proceeding under any Bankruptcy Act or any other federal or state statute relating to insolvency or the protection of rights of creditors; or


*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

              (iii) attempts to assign or otherwise transfer its rights hereunder unless both have agreed in writing to such assignment or transfer.

     3.  INGRAM OBLIGATIONS.
         ------------------

         3.1   Product Availability.  Ingram will list Product in its catalog(s)
               --------------------
as appropriate and endeavor to make such Product available to customers.

         3.2   Advertising.  Ingram will advertise and/or promote Product in a
               -----------
commercially reasonable manner and will transmit as reasonably necessary Product information and promotional materials to its customers.

         3.3   Support.  Ingram will make its facilities reasonably available
               -------
for Vendor and will assist in Product training and support. Ingram will provide reasonable, general Product technical assistance to its customers, and will direct all other technical issues directly to Vendor.

         3.4   Administration.
               --------------

               (a) Upon request, Ingram will furnish Vendor with a valid tax exemption certificate.

               (b) Ingram will provide Vendor standard sales-out and inventory reports via its electronic Bulletin Board System.

               (c) Ingram may handle its customers' Product returns by batching them for return to Vendor at regular intervals.

     4.  VENDOR OBLIGATIONS.
         ------------------

         4.1  Shipping/Export.
              ---------------

              (a) Vendor shall ship Product pursuant to Ingram purchase order(s) ("P.O."). Product shall be shipped F.O.B. Vendor's shipping deck with risk of loss or damage to pass to Ingram upon delivery to the carrier specified in Ingram's P.O. Vendor shall ship all Products in accordance with the instructions specified in the Vendor Routing Guide, attached hereto as Exhibit A.

              (b) Ingram requires concurrent with the execution of this Agreement Export Administration Regulations product classification and supporting documentation: Certificate of Origin (General Use and/or NAFTA), Export Commodity Control Number's; (ECCN's), General License and/or Individual Validated License information and Schedule "B"/Harmonized Numbers. This applies when distribution rights granted under Section 1.1 are outside the United States for the initial Product/s and when additions or changes to these Products occur.

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

          4.2  Invoicing.  For each Product shipment to Ingram, Vendor shall
               ---------
issue to Ingram an invoice showing Ingram's order number, the Product part number, description, price and any discount. At least monthly, Vendor shall provide Ingram with a current statement of account, listing all invoices outstanding and any payments made and credits given since the date of the previous statement.

          4.3  Product Availability.  Vendor agrees to maintain sufficient
               --------------------
Product inventory to fill Ingram's orders. If a shortage of any Product exists, Vendor agrees to allocate its available inventory of such Product to Ingram in proportion to Ingram's percentage of all of Vendor's customer orders for such Product during the previous sixty (60) days.

          4.4  Product Marking.  Vendor will clearly mark each unit of Product
               ---------------
with the Product name and computer compatibility. Such packaging will also bear a machine-readable bar code identifier scannable in standard Uniform Product Code (UPC) format. The bar code must identify the Product as specified by the Uniform Code Council (UCC). If the Vendor or Ingram customers' require serial number tracking the serial number must be clearly marked and bar coded on the outside of the individual selling unit. The bar code shall fully comply with all conditions regarding standard product labeling set forth in Exhibit B in the then-current Ingram Guide to Bar Code: The Product Label. Vendor may be
                    ------------------------------------
assessed a reasonable per unit charge for all Product not in conformance herewith.

          4.5  Product Notes.  Vendor will either within thirty (30) days
               -------------
provide product note information in accordance with Ingram's specifications noted in Exhibit C or instruct Ingram to do so in which case a charge per SKU will apply.

          4.6  Support.  At no charge to Ingram, Vendor shall support Product
               -------
and any reasonable Ingram efforts to sell Product. Vendor shall also provide to Ingram, its employees, and its customers reasonable amounts of sales literature, advertising materials, and training and support in Product sales.

          4.7  New Product.  Vendor shall make its best efforts to notify Ingram
               -----------
at least thirty (30) days before the date any new Product is introduced. Vendor shall make such Product available for distribution by Ingram no later than the date it is first offered for sale in the marketplace.

          4.8  Insurance.  Vendor shall carry insurance coverage for product
               ---------
liability/completed operations with minimum limits of five million dollars ($5,000,000). Within ten (10) days of full execution of this Agreement, Vendor shall provide Ingram with a Certificate of Insurance. This Certificate of Insurance must include: (i) a broad form endorsement naming Ingram as an additional insured, and (ii) a mandatory thirty (30) day notice to Ingram of insurance cancellation.

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

          4.9  Warranties/Certification.
               ------------------------

               (a) General Warranty. Vendor represents and warrants that (i) it
                   ----------------
has good transferable title to the Products, (ii) the Product will perform in conformity with specifications and documentation supplied by Vendor, (iii) the Product or its use does not infringe any patents, copyrights, trademarks, trade secrets, or any other intellectual property rights, (iv) that there are no suits or proceedings pending or threatened which allege any infringement of such proprietary rights, and (v) the Product sales to Ingram do not in any way constitute violations of any law, ordinance, rule or regulation in the distribution territory.

               (b) Warranty. Vendor hereby represents and warrants that any
                   --------
Product offered for distribution does not contain any obscene, defamatory or libelous matter or violate any right of publicity or privacy.

               (c) End-User Warranty. Vendor shall provide a warranty statement
                   -----------------
with Product for end user benefit. This warranty shall commence upon Product delivery to end-user.

               (d) Class B Warranty. Vendor hereby represents and warrants that
                   ----------------
the Product has been or will be at the time of shipment certified as a Class B computing device as required by the rules of the U.S.A. Federal Communications Commission ("FCC Rules").

               (e) EU Warranty. Vendor further warrants and represents for
                   -----------
Products distributed to the European Union ("EU") that the Products will be accepted under all EU directives, regulations and the EU country's legislation.

               (f) Made in America Certification. Vendor by the execution of
                   -----------------------------
this Agreement certifies that it will not label any of its products as being "Made in America," "Made in U.S.A.," or with similar wording, unless all components or elements of such Product is in fact made in the United States of America. Vendor further agrees to defend, indemnify and hold harmless from and against any and all claims, demands, liabilities, penalties, damages, judgments or expenses (including attorney's fees and court costs) arising out of or resulting in any way from Product that does not conform to the Certification.

     5.  PRICING.
         -------

          5.1  Ingram Pricing.  The suggested retail price and any Ingram
               --------------
discount for Product is set out in Exhibit D. Vendor may modify Exhibit D with a minimum of thirty (30) days advance written notice to Ingram. All Ingram orders for Product will be billed at the price in effect when the order is placed. Ingram shall have sole discretion as to selling price of Product to its customers.

          5.2  Vendor Pricing.  Vendor agrees that the prices and terms it
               --------------
offers to Ingram and will continue to be at least as low as those it offers to similar customers. If Vendor offers price discounts, promotional discounts or other special prices to its other customers,

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

Ingram shall also be entitled to participate in and receive notice of the same no later than Vendor's other customers.


          5.3  International Pricing.  If Vendor offers a better price to like
               ---------------------
distributors outside the U.S. and Ingram has distribution rights in that territory then the same price shall be offered to Ingram for Product sales into that territory.

          5.4  Price Adjustments.  If Vendor reduces any Product price, or
               -----------------
offers increased discounts to any like distributors, Vendor will promptly credit Ingram for the difference between the original Product price and the reduced Product price for Ingram's only Product inventory, including: (i) any Customer Product in-transit from/to Ingram, (ii) any unshipped orders, and (iii) orders in-transit to Ingram on the price reduction or increased discount offer date net of unshipped new orders. In the event that Vendor shall raise the list price of a Product, all orders for such Product placed prior to the effective date of the price increase shall be invoiced at the lower price. Vendor shall provide Ingram with thirty (30) days advance notice of any price increases.

          5.5  Payment Terms.  Ingram's initial order payment terms shall be [ *
               -------------
* *], after receipt of Vendors invoice. Subsequent order payment terms shall be [* * *], net forty-five (45) days. Payment shall be deemed made on the payment postmark date.

          5.6  Right to Withhold.  Notwithstanding any other provision in this
               -----------------
Agreement to the contrary, Ingram shall not be deemed in default if it withholds any specific amount to Vendor because of a legitimate dispute between the parties as to that specific amount pending the timely resolution of the disputed amount.

     6.  MARKETING.
         ---------

          6.1  Trademarks.  Ingram may advertise and promote the Product and/or
               ----------
Vendor, and may thereby use Vendor's trademarks, service marks and trade names. Neither party shall acquire any rights in the trademarks, service marks or trade names of the other.

          6.2  Advertising.  Vendor agrees to cooperate in Ingram's or Ingram's
               -----------
customers' advertising and promotion of Product and hereby grants Ingram a cooperative advertising allowance of [* * * ] of Product invoice amount for such advertising featuring Product and/or Vendor. Ingram shall submit advertising to Vendor for review and approval prior to any initial release, and Vendor shall not unreasonably withhold or delay such approval. Upon receipt of reasonable evidence of such advertising expenditures, Vendor agrees to credit the amount thereof against future Ingram purchases.

          6.3  Programs.
               --------

               (a) Ingram may offer marketing programs to Vendor including but not limited to launch programs and reseller pass through opportunities. If Vendor elects to participate, Vendor agrees to pay such funds as may be required for this purpose.

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

               (b) Vendor may be asked to prepay all marketing activities until a mutually agreed upon sell through rate is achieved.

          6.4  Support Product.  Vendor shall consign a reasonable amount of
               ---------------
demonstration Product quantity agreed upon by Vendor to aid Ingram in its support and promotion of Product. All such consigned Product will be returned to Vendor upon request.

     7.  RETURNS.
         -------

          7.1  Stock Balancing.  Notwithstanding anything herein to the
               ---------------
contrary, Ingram may return throughout the term up to [* * * ] of previous ninety (90) days purchases which are in their original packaging to Vendor for full credit of the Products' purchase price when the return is accompanied by a P.O. for equal or greater value. The initial order is subject to full stock balancing privileges in offsetting order. Vendor will pay all freight charges for returned Products.

          7.2  Post-Term/Termination.  For one hundred eighty (180) days after
               ---------------------
the expiration or earlier termination of this Agreement, Ingram may return to Vendor any Product for credit against outstanding invoices, or if there are no outstanding invoices for a cash refund. Any credit or refund due Ingram for returned Product shall be equal to the Product purchase price plus all freight charges incurred by Ingram in returning the Product.

          7.3  Product Discontinuation.  Vendor shall give Ingram thirty (30)
               -----------------------
days' advance written notice of Product discontinuation. Ingram may return all such Product to Vendor for full credit of Product purchase price plus all freight charges incurred by Ingram in returning the Product.

          7.4  Defective Product.
               -----------------

               (a) Ingram may return any Product to Vendor that Ingram or its customer finds defective. Vendor shall immediately credit Ingram for the Product net purchase price.

               (b) If any Product is recalled by Vendor because of defects, revisions or upgrades, Ingram will, at Vendor's request, provide reasonable assistance with the recall. Vendor will pay Ingram's expenses in connection with such recall.

     8.  INDEMNIFICATION.
         ---------------

         8.1  Product Indemnity. Vendor shall defend, indemnify, and hold
              -----------------
harmless Ingram from and against any claims, demands, liabilities, or expenses (including attorney's fees and costs) for any injury or damage, including, but not limited to, any personal or bodily injury or property damage, arising out of or resulting in any way from any defect in Products. This duty to indemnify Ingram shall be in addition to the warranty obligations of Vendor.

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

          8.2  General Indemnity.  Each party shall indemnify, defend and hold
               -----------------
the other harmless from and against any and all claims, actions, damages, demands, liabilities, costs and expenses, including reasonable attorney's fees and expenses, resulting from any act or omission of the acting party or its employees under this Agreement, that causes or results in property damage, personal injury or death.

          8.3  Intellectual Property Rights Indemnity.  Vendor shall defend,
               --------------------------------------
indemnify and hold Ingram, its resellers and their customers, harmless from and against all damages and costs incurred by any of them arising from the infringement of any patent, copyright, trademark, trade secret or other proprietary right by reason of the manufacture, sale, marketing, or use of Product.

          8.4  Product Infringement.  Upon threat of claim of infringement,
               --------------------
Vendor may, at its expense and option (i) procure the right to continue using any part of Product, (ii) replace the infringing Product with a non-infringing Product of similar performance, or (iii) modify Product to make it non-infringing. If Vendor does not so act within ninety (90) days after such claim, Ingram may return Product to Vendor for a full credit against future purchases or for a cash refund, at Ingram's option.

          8.5  Multi-Media Indemnity.  Vendor shall defend, indemnify and hold
               ---------------------
Ingram, its resellers and their customers, harmless from and against all damages and costs incurred by any of them to the extent it is based upon a claim that the Product either (i) violates a third party's right of publicity and/or right of privacy, or (ii) contains any obscene, defamatory or libelous matter.

          8.6  European Indemnity.  For Products distributed to a country of the
               ------------------
EU, the Vendor accepts full responsibility for, and will indemnify Ingram for, all costs and damages arising from any non-compliance with any manufacturer-directed EU decree, regulation or directive.

          8.7  Limitation of Liability.  NEITHER PARTY SHALL BE LIABLE TO THE
               -----------------------
OTHER FOR LOST PROFITS OF BUSINESS, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER BASED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE), AND WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          THIS LIMITATION IS IN NO WAY MEANT TO LIMIT VENDOR'S LIABILITY FOR PERSONAL INJURY OR DEATH AS A RESULT OF A DEFECT IN ANY PRODUCT IN THOSE JURISDICTIONS WHERE THE LAW DOES NOT ALLOW THIS LIMITATION.

     9.  COMPLIANCE WITH FEDERAL LAWS AND REGULATIONS.
         --------------------------------------------

                                      -7-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

          9.1  Executive Order 11246.  Vendor agrees to include the Equal
               ---------------------
Employment Opportunity Clause by reference in every contract, agreement and purchase order entered into with subcontractors or suppliers as required by 41 CFR 60-1.4.

          9.2  Employer Information Report EEO-1/ Written Affirmative Action
               -------------------------------------------------------------
Program.  Vendor agrees that if the value of any contract or purchase order is
-------
fifty thousand dollars ($50,000) or more and the Vendor has fifty (50) or more employees, Vendor will (i) file an EEO-l report (Standard Form 100) and comply with and file such other compliance reports as may be required under Executive Order 11246, as amended, and Rules and Regulations adopted thereunder and (ii) will develop a written affirmative action compliance program for each of its establishments as required by Title 41 CFR 60-1.40.

          9.3  Veterans Employment.  Clause Vendor agrees to abide by and comply
               -------------------
with the provisions of the Affirmative Action Clause, 41 CFR 60-250.4.

          9.4  Employment of Handicapped Persons.  Vendor agrees that it will
               ---------------------------------
abide by and comply with the provisions of the Affirmative Action Clause, 41 CFR 60-741.4.

          9.5  Small Business Concerns and Small Business Concerns Owned and
               -------------------------------------------------------------
Controlled by Socially and Economically Disadvantaged Individuals.  Where a
-----------------------------------------------------------------
government contract is expected to exceed five hundred thousand dollars ($500,000), Vendor agrees to comply with all requirements of P.L. 95-507 and regulations promulgated thereunder. Vendor shall comply with instructions contained in Exhibit F.

          9.6  Women-Owned Business Concerns.  Vendor shall comply with
               -----------------------------
instructions contained in Exhibit F. Where a government contract is expected to exceed five hundred thousand dollars ($500,000), Vendor agrees to comply with all requirements of Executive Order 12138 and all regulations promulgated thereunder.

     10.  GOVERNMENT PROGRAM.
          ------------------

          10.1  Partnership America.  Vendor may, at its sole option,
                -------------------
participate in Ingram's government reseller program in which case the provisions of Exhibit G, Partnership America, shall apply. A draft copy is provided solely for your information and review.

     11.  GENERAL PROVISIONS.
          ------------------

          11.1  Notices.  Any notice which either party may desire to give the
                -------
other party must be in writing and may be given by (i) personal delivery to an officer of the party, (ii) by mailing the same by registered or certified mail, return receipt requested, to the party to whom the party is directed at the address of such party as set forth at the beginning of this Agreement, or such other address as the parties may hereinafter designate, and (iii) by facsimile or telex communication subsequently to be confirmed in writing pursuant to item
(ii) herein.

                                      -8-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

          11.2  Governing Law.  This Agreement shall be construed and enforced
                -------------
in accordance with the laws of the State of California, except that body of law concerning conflicts of law. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

          11.3  Cooperation.  Each party agrees to execute and deliver such
                -----------
further documents and to cooperate as may be necessary to implement and give effect to the provisions contained herein.

          11.4  Force Majeure.  Neither party shall be liable to the other for
                -------------
any delay or failure to perform which results from causes outside its reasonable control.

          11.5  Attorneys Fees.  In the event there is any dispute concerning
                --------------
the terms of this Agreement or the performance of any party hereto pursuant to the terms of this Agreement, and any party hereto retains counsel for the purpose of enforcing any of the provisions of this Agreement or asserting the terms of this Agreement in defense of any suit filed against said party, each party shall be solely responsible for its own costs and attorney's fees incurred in connection with the dispute irrespective of whether or not a lawsuit is actually commenced or prosecuted to conclusion.

          11.6  Export Regulations.  Ingram agrees by the purchase of Products
                ------------------
to conform to, and abide by, the export laws and regulations of the United States, including but not limited to, the Export Administration Act of 1979 as amended and its implementing regulations. Ingram shall include a statement in it's standard sales terms and conditions that any shipment of Product outside the United States will require a valid export license. Ingram further agrees to distribute Product in accordance with the territory as defined in Section 1.1. Whenever a EU country is specified as Territory under Section 1.1, Territory shall include all EU countries.

     12.  AGREEMENT.
          ---------

          12.1  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.2  Section Headings.  Section headings in this Agreement are for
                ----------------
convenience only, and shall not be used in construing the Agreement.

          12.3  Incorporation of all Exhibits.  Each and every exhibit referred
                -----------------------------
to hereinabove and attached hereto is hereby incorporated herein by reference as if set forth herein in full.

          12.4  Severability.  A judicial determination that any provision of
                ------------
this Agreement is invalid in whole or in part shall not affect the enforceability of those provisions found to be valid.

                                      -9-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

          12.5  No Implied Waivers.  If either party fails to require
                ------------------
performance of any duty hereunder by the other party, such failure shall not affect its right to require performance of that or any other duty thereafter. The waiver by either party of a breach of any provision of this Agreement shall not be a waiver of the provision itself or a waiver of any breach thereafter, or a waiver of any other provision herein.

          12.6  Binding Effect/Assignment.  This Agreement shall be binding upon
                -------------------------
and shall inure to the benefit of the parties hereto, and their respective representatives, successors and permitted assigns. This Agreement shall not be assignable by Vendor, without the express written consent of Ingram, which consent shall not be unreasonably withheld, including to a Person in which it has merged or which has otherwise succeeded to all or substantially all of such party's business and assets to which this Agreement pertains and which has assumed in writing or by operation of law its obligations under this Agreement. Any attempted assignment in violation of this provision will be void.

          12.7  Survival.  Sections 5.5 (Payment Terms), 5.6 (Right to
                --------
Withhold), 7.2 (Post-Term Termination) and 8 (Indemnification) shall survive the expiration or earlier termination of this Agreement.

          12.8  Entirety.  This Agreement constitutes the entire agreement
                --------
between the parties regarding its subject matter. This Agreement supersedes any and all previous proposals, representations or statements, oral or written. Any previous agreements between the parties pertaining to the subject matter of this Agreement are expressly terminated. The terms and conditions of each party's purchase orders, invoices, acknowledgments/conformations or similar documents shall not apply to any order under this Agreement, and any such terms and conditions on any such document are objected to without need of further notice or objection. Any modifications to this Agreement must be in writing and signed by authorized representatives of both parties.

          12.9  Authorized Representatives.  Either party's authorized
                --------------------------
representative for execution of this Agreement or any amendment hereto shall be president, a partner, or a duly authorized vice-president of their respective party. The parties executing this Agreement warrant that they have the requisite authority to do so.

                                      -10-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the parties hereunto have executed this Agreement.

"Ingram"                                            "Vendor"

Ingram Micro Inc.                                   Ramp Networks
1600 E. St. Andrew Place                            3180 De La Cruz Blvd., Suite 200
Santa Ana, California 92705                         Santa Clara, California 95054

By: /s/ Michael Terrell                             By: /s/ Patty Burke
    -----------------------------------                 --------------------------------------

Name: Micheal Terrell                               Name: Patty Burke
      ----------------------------------                  ------------------------------------

Title: Vice President Purchasing                    Title: VP Marketing
       ---------------------------------                   -----------------------------------

Date: June 2, 1997                                  Date: 5/22/97
     -----------------------------------                  -------------------------------------

*Agreement must be signed by President or by a duly authorized Vice President or Partner.

EXHIBITS:
---------
A   -   Vendor Routing Guide (if applicable)

B   -   Guide to Bar Code:  The Product Label

C   -   Product Notes

D   -   Product Price List

E   -   "IMAGINE" Program (deleted)

F   -   Small And Disadvantaged Business Certification

G   -   Partnership America

                                      -11-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

September, 22, 1997

Mike Terrell
Vice President, Purchasing
Ingram Micro, Inc.
1600 St. Andrews Place
POB 25125
Santa Ana, CA 92799

Dear Mr. Terrell,

Please accept this letter as an addendum to the Distribution Agreement between Ramp Networks and Ingram Micro, dated May 15, 1997. This addendum affects
Section 1.1 of the agreement (Territory).
                              ---------

Ramp Networks grants Ingram, including its affiliates for resale, and Ingram accepts the non-exclusive right to distribute within the territories listed below all computer products produced and/or offered by Ramp Networks during the term of this Agreement. Ingram shall have the right to purchase, sell and ship to any reseller within the territory or to Ingram's affiliate, or at Vendor's option Ingram's affiliate may purchase direct from Ramp Networks.

                                  Territories
                                  -----------

                                 United States
                                     Canada


Accepted:

Ingram Micro                                    Ramp Networks
1600 E. St. Andrew Place                        3180 De La Cruz Blvd. Ste. 200
Santa Ana, California 92705                     Santa Clara, California 95054

By:                                             By: /s/ Patty Burke
   ----------------------------                     ----------------------------

Name:                                           Name: PATTY BURKE
      -------------------------                       --------------------------

Title:                                          Title:VP Marketing
       ------------------------                       --------------------------

Date:                                           Date: 9/23/97
      -------------------------                       -------------------------

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT A

                                   PRODUCTS

     Products may be changed, abandoned or added by Ramp Networks, at its sole discretion, and Ramp Networks shall be under no obligation to continue the production of any Product. Ramp Networks shall give thirty (30) days prior written notice to Distributor regarding such Product changes.

     The following products shall be supplied by Ramp Networks to Distributor pursuant to the terms set out in the Agreement.

                                    Products
                                    --------

     --  [* * *]

     --  [* * *]

     --  [* * *]

     --  [* * *]

     --  [* * *]

     --  [* * *]

     --  [* * *]




*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT B

                                PRODUCT PRICES

     The prices below represent the per unit amounts that the Distributor will pay Ramp Networks for the listed products.

Product                                         Part #                      MSRP                        Disty
-------                                         ------                      ----                        -----
[* * *]                                           150                      [* * *]                      [* * *]
[* * *]                                           160                      [* * *]                      [* * *]
[* * *]                                           200                      [* * *]                      [* * *]
[* * *]                                           250                      [* * *]                      [* * *]
[* * *]                                           74000301                 [* * *]                      [* * *]
[* * *]                                           155                      [* * *]                      [* * *]
[* * *]                                           165                      [* * *]                      [* * *]




*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT C

                                BACK-UP SUPPORT

     (1) Ramp Networks will provide reasonable third-level technical support ("Level 3 Support") to Distributor (in English only) concerning technical aspects and use of Products as follows in order for Distributor to provide support to its end-user customers. Such back-up support shall include:

            (a) Ramp shall use its reasonable efforts to correct any reproducible programming error identified in the Software attributable to Ramp Networks with a level of effort commensurate with the severity of the error by issuing defect correction information, including, but not limited to, documentation, corrected code or a restriction, and work-arounds, provided that Ramp Networks shall have no obligation to correct all errors in the Software. Upon identification of any programming error, Distributor shall notify Ramp Networks of such error, which notice shall provide Ramp Networks with enough information to locate the error. Errors attributable to Ramp Networks shall be those that are reproducible by Ramp Networks on unmodified Software.

            (b) Ramp will provide reasonable telephone support to designated employees of Distributor, during Ramp Networks' normal business hours and during such other schedule as communicated to Distributor by Ramp Networks.






*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT D

                             PRODUCT MODIFICATIONS

     None.





*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

Incentives

Increased MDF Allocation
In return for Internetreseller.net's commitment, we will add a bonus MDF allocation to [* * *] of the total 3 month buy-in. This will allow Ramp to participate ii more marketing programs with 1 internetreseller.net

                   Value, based on [* * *] total buy-in:              [* * *]

Upfront Spending of Co-op Dollars

Ramp Networks will allocate co-op dollars accrued on the total 3 month buy-in immediately to available marketing programs and events. This allow Ramp in effect to use future coo-op on programs today.

                   Value of  [* * *] co-op funds on total buy-in:     [* * *]

Online Advertising

Ramp Networks has planned insertions in online reseller publications, including

CRN and VARBusiness along with ISP-specific publications like BoardWatch.  Ramp
---     -----------
Networks will tag y g Internetreseller.net as a partner on all online reseller advertising, as well as any reseller-focused print and insert your SKUs on product promotions where applicable.

                                 Value of committed advertising:      [* * *]

Web Page Promotions

Ramp Networks is preparing to roll-out our Extranet site this month. The Extranet will be a reseller-only site dedicated to providing viewers all the information they need about Ramp Networks' products and services, including all promotions and where-to-buy information. The site will be hot-linked ____ to your web site in key areas, ensuring resellers will order product from you with ease.

                                 Value of web page promotions:        [* * *]

3 Month Multi-level Spiff Program

Ramp Networks has put together a comprehensive, multi-level spiff program designed to incent the sales team and buyers at all levels on sales of the feature-rich M3t product. We expect this program to significantly increase M3t sales through You and with Ramp more visibility within the internetreseller.net Sales Team

February                                      March           April
-----------------------------------------------------------------------
[* * *]                                      [* * *]         [* * *]          Distributor Spiff
                                             [* * *]         [* * *]           Reseller Spiff
                                                             [* * *]           End-User Spiff

POS Incentive Rebate
When Internetreseller.net meets the POS target for the 3 month period, Ramp Networks will pay an incentive rebate of [* * *] in return.

              Value of POS incentive rebate:                     [* * *]
                                                                 =======

              Total Value of Incentives to Internetreseller      [* * *]




*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

3 Month Buy-In

Ramp Networks has calculated a reasonable 3 month buy-in for you. We have taken into account past sell-through rates as well as growth factors attributable to aggressive programs and a focused Ramp reseller account team.

We would require the buy-in order to be placed in one set of non-cancelable purchase orders, which we would then split into appropriate month-end releases for January/February/March.

          Internetreseller.net Buy-in

                                      Cost            Units           Total
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                                                                  ------
                                                                  $[* * *]

          Proposed shipment - end January

                                      Cost            Units           Total
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                                                                  -------
                                                                  $[* * *]

          Proposed shipment - end February

                                      Cost            Units           Total
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                                                                  -------
                                                                  $[* * *]

          Proposed shipment - end March

                                      Cost            Units           Total
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                  [* * *]         [* * *]         [* * *]         [* * *]
                                                                  -------
                                                                  $[* * *]


*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.